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                                                                    Exhibit 10.8

                                   ADDENDUM TO
                         AMENDMENT NO. 2 TO DISTRIBUTION
                       AND FULFILLMENT SERVICES AGREEMENT


     THIS ADDENDUM (this "Addendum") to Amendment No. 2 ("Second Amendment"), is effective as of July 2, 2002, by and between Cricket Communications, Inc. ("Cricket"), successor in interest to Chase Telecommunications, Inc., a Delaware corporation, and CellStar, Ltd. ("CellStar"), a Texas limited partnership.

WITNESSETH:

     WHEREAS, Cricket and CellStar are parties to that certain Distribution and Fulfillment Services Agreement, effective as of December 22, 1999, as amended by Amendment No. 1, effective as of September 21, 2001, and as extended by letter dated January 15, 2002 (collectively, the "Agreement"), as further amended by the Second Amendment;

     WHEREAS, Cricket has entered into a certain Vendor Agreement, as may be amended from time to time ("Vendor Agreement") with Wal-Mart Stores, Inc. ("Wal-Mart") which Vendor Agreement sets forth various terms and conditions regarding the shipment of and payment for Product shipped by CellStar on behalf and for the benefit of Cricket;

     WHEREAS, the parties desire to modify the Second Amendment to address certain specific requirements contained in the Vendor Agreement for which CellStar shall invoice or expect reimbursement from Cricket; and

     WHEREAS, all capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement or Second Addendum, as appropriate.

     NOW, THEREFORE, in consideration of mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Cricket agrees to pay, reimburse and make whole CellStar for any and all "new store" or "club discounts" or similar deductions and discounts taken by Wal-Mart in connection with the opening of any new Wal-Mart store or in connection with any other special promotion undertaken by Wal-Mart in which Wal-Mart claims a discount as permitted by the Vendor Agreement.

     2.   Regardless of any term, condition or provision in the Vendor
Agreement or any purchase order or other agreement, document or instrument issued or executed by Wal-Mart in connection with any agreement between Wal-Mart and Cricket, Cricket shall indemnify and hold CellStar harmless from and against any and all loss, cost, expense, liability, fine, fee, judgment, assessment, penalty or damages (including reasonable attorneys' and experts' costs and fees) (collectively, the "Charges") arising out of or in connection with any claim, demand, suit or proceeding against CellStar involving (i) any Product alleged to have violated or infringed upon the intellectual property rights of any third party, (ii) any alleged personal injury caused by any of the Products, (iii) any failure of any Product to comply with any of the express or implied warranties contained in the Vendor Agreement or any Wal-Mart purchase order, or (iv) any failure by any Product to comply with applicable local, state or federal laws, rules, codes or regulations, provided, however, that Cricket shall not be liable under this Section for any Charges that result from or are caused by CellStar's breach of contract, negligence or intentional misconduct, for which CellStar shall indemnify, defend and hold Cricket harmless. Such indemnification obligation shall



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survive the termination or expiration of the Vendor Agreement or this Addendum for a period of one (1) year.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment by and through their duly authorized representatives as of the effective date first set forth above.

CELLSTAR, LTD.                              CRICKET COMMUNICATIONS, INC.
By:  National Auto Center, Inc.
Its: General Partner

   By: /s/ Elaine Flud Rodriguez            By: /s/ Don McGuire
      -----------------------------            ---------------------------------
   Name: Elaine Flud Rodriguez              Name: Don McGuire
        ---------------------------              -------------------------------
   Title: Senior V.P.                       Title: V.P. Sales and Marketing
         --------------------------               ------------------------------




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